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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139476 on Form S-8 of our reports dated March 31, 2009, relating to the consolidated financial statements and financial statement schedule of Heelys, Inc. and subsidiaries, and the effectiveness of Heelys, Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Heelys, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 31, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM